# STRATEGIC REALTY TRUST

66 Bovet Road
Suite 100
San Mateo, CA 94402
650-343-9300
SRTREIT.com

## SHAREHOLDER NEWSLETTER

May 30, 2018


Urban Remedy – 450 Hayes, SF

Important Dates
Most Recent 10Q Filing 5/11/2018
Next 10Q Filing Deadline 8/14/2018

Next Shareholder Newsletter 8/15/2018

Last Distribution Payment 4/30/2018
Next Distribution Payment 7/31/2018


Fulton Street Shops- San Francisco

Dear Fellow Shareholder,

We continue to pursue the Company's strategic plan to build a core portfolio of high-quality west coast urban retail properties with solid growth prospects, strong predictable cash flows and with visible value appreciation characteristics. As we discussed in the last newsletter, our near-term goal is to complete the recycling of the portfolio by selling the remaining legacy properties.

### Urban Core Portfolio Update

Our core urban portfolio is 93% leased with one suite vacant. The average rent per square foot is $65.33 per year triple net. As is typical with retail leases, our tenants will also pay in addition to the rent, a percentage of their sales if they hit certain financial breakpoints. Although many of these are relatively new leases, a number of our tenants are currently paying percentage rents are starting to achieve those targets or are very close.

We did have one lease default last lease year but fortunately it was an under-market lease. We were able to release a portion of the space to a very high-quality tenant at a market rent and significantly increase our income on that portion of the vacated space.

Two of our new restaurant tenants in San Francisco, A Mano and Robin were named to the San Francisco Chronicle Top 100 restaurant list in their first year.

### Redevelopment Projects

On the Wilshire Boulevard project in Santa Monica, our joint venture development partner has fully leased the second floor of the project to a fitness operator. As soon as we are able to conclude a lease with a restaurant operator for a portion of the ground floor, we will be ready to go to construction. Our development partner also recently received approval of its site plan from the city for the supermarket build to suit on Sunset Blvd in Hollywood and they are working with Gelson's on hopefully final changes to site plans and lease documents.

### Legacy Property Sales Update

At Topaz in Hesperia, CA we have completed a lot split and we have marketed the single tenant medical building for sale and have received offers at the higher pricing we expected to achieve by selling the parcel separately. We will hold the balance of the center for now as we wait for some other tenants to take occupancy.

We are marketing Florissant in St Louis, MO, Ensenada in Arlington, TX and Turkey Creek in Knoxville, TN and hope to be in contract soon on all three properties. As we complete the sales we continue to look for opportunities to reinvest in our core urban retail markets. Since the beginning of 2016, we have invested in eight new urban retail properties in our core markets of San Francisco and Los Angeles. The properties are high quality and fit our strategic vision; they are extremely well located in high density urban settings with strong demographics and with high pedestrian and vehicle traffic.

We continue to be excited about the portfolio and its strategic direction. A fully recycled and focused high-quality west coast urban retail portfolio will hopefully allow us the opportunity to look at various strategic options for the future.

Sincerely,
Strategic Realty Trust, Inc

Andrew Batinovich

Strategic Realty Trust is a non-traded real estate investment trust and is focused on building a portfolio of high quality urban and street retail properties in major west coast markets. For more information please visit the Company's website at www.srtreit.com. The Company is advised by SRT Advisors, LLC an affiliate of Glenborough, LLC. Glenborough also acts as the Company's property manager. For more information please visit Glenborough's website at www.glenborough.com

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SHAREHOLDER NEWSLETTER May 30, 2018

## Retail Market Overview

The retail market continues to be a mix of positive and negative headlines and indicators.

Leasing fundamentals looked very good for 2017. According to CoStar, retail net absorption in 2017 was 85.9 million square feet as compared to deliveries of 81.9 million square feet, lowering the vacancy rate to 4.5%. Average quoted rental rates trended up, ending the year at $16.45 per square foot, an increase of 3.9% from $15.81 a year earlier.

While the supply and demand indicators may have been healthy, the overall retail real estate sector continued to face negative headlines.


Schnucks
Florissant Marketplace
Florissant, MO

According to Cushman and Wakefield, there were nearly 9,000 major chain store announced closures in 2017, more than double the number of chain stores closed in 2016.


Connors
Shops At Turkey Creek
Knoxville, TN

Data from the U.S. Department of Commerce showed total sales retail growth of 4.3% for the comparable 12-month period. Which, while a positive, becomes a negative to the market when online retailers grew e-commerce sales by 15.5%.

This translated to decreased investor demand for retail property investment. Sales of retail properties fell in 2017 over 2016 by 15 to 20% according to various industry sources. Demand for publicly traded real estate investment trusts ("REITs") in the shopping center sector continues to wane as returns for the sector are off 16% year to date according to data from KeyBanc. Many shopping center REITs are expected to be net sellers this year and there may be a higher than normal amount of product for sale. The markets most likely to be affected will be secondary and tertiary markets as REITs would be expected to hold their core assets in the primary markets.

Given the store closing headlines investors appear to be adverse to releasing risk and this seems to have reduced investor demand for secondary markets and power centers and correspondingly pricing has weakened in some of those products.


Topaz Marketplace
Hesperia, CA

West Coast markets are holding up better. For example, one REIT that owns only west coast retail shopping centers had, at its current stock price one, of the lowest implied cap rates and the lowest discounts to net asset value in the sector. That said, all retail is being painted with the same brush and many investors in both real property and securities are still cautious or negative on the sector. Real estate is a cyclical business with cycles and perceptions constantly changing.


Ensenada Square
Arlington, TX

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SHAREHOLDER NEWSLETTER                                        May 30, 2018 Please Vote. Your Vote Is Needed. The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Strategic Realty Trust, Inc. (the “Company”) is scheduled to  take place on Wednesday, June 20, 2018.   The Company is seeking your vote to elect three nominees to the board directors of the Company. The details related to the proposal are contained in the proxy statement, a copy of which is available on the internet through our  website at http://www.srtreit.com. The proxy statement and the proxy card were initially mailed to you on or around April 3,  2018.   If you have not already voted, the Company has made it easy for you to vote. 1. VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time  on June 19, 2018, which is the day before the Annual Meeting date. Have your proxy card in hand when you access the website  and follow the instructions to obtain your records and to create an electronic voting instruction form. 2. VOTE BY PHONE—1‐800‐690‐6903 Use any touch‐tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time on June 19, 2018, which is  the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions. 3. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please take a moment to cast your votes as soon as possible. Thank you for your help with these important matters. The foregoing includes forward‐looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward‐looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “hope”, “hopeful”, “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward‐looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward‐looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results todiffer materially from those contemplated by such forward‐looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward‐looking statements. These statements are based on a number of assumptions involving the judgment of management. The Company can provide no assurances as to its ability to acquire properties that are consistent with its strategic plan, sell properties in its current portfolio, enter into new leases or modify existing leases, successfully manage the existing properties in its portfolio, successfully develop its redevelopment projects and execute potential strategic alternatives. These statements also depend on factors such as future economic, competitive and market conditions and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10‐K for the year ended December 31, 2017 and subsequent periodic reports, as filed with the SEC. Actual events may differ materially from the anticipated events discussed above. 3